EXHIBIT 24.1


                               ARTHUR ANDERSEN LLP

                                     CONSENT


As independent public accountants, we hereby consent to the use of our reports (and to all references to our firm) included in or made a part of this registration statement.


                                            /s/ Arthur Andersen LLP
                                                ARTHUR ANDERSEN LLP


Orange Country, California
December 5, 1996